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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Komag, Incorporated of our reports dated April 14, 2000, except for Note 13 which is as of April 26, 2000, relating to the financial statements and financial statement schedules, which appear in HMT Technology Corporation's Annual Report on Form 10-K, as amended, for the year ended March 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP

San Jose, California
June 14, 2000